FIRST AMENDMENT

TO AGREEMENT FOR PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (herein called this "Amendment") is made and entered into as of the 7th day of July, 2008, by and between U-Store-It, L.P., a Delaware limited partnership ("Seller"), and U.S. Commercial LLC, a Virginia limited liability company ("Purchaser").

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have heretofore entered into that certain Agreement for Purchase and Sale dated on or about May 30, 2008 (herein called the "Contract"), respecting (i) certain improved real property located at 15 McClure Drive, Gulf Breeze, Florida, and (ii) certain other improved real property located at 1742 Pass Road, Biloxi, Mississippi, all as more particularly described in the Contract; and

WHEREAS, Seller and Purchaser desire to modify the Contract in certain respects, as more particularly set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Purchase Price. Section 2 of the Contract is hereby modified to provide that the Purchase Price for the Property shall be the sum of Ten Million Seven Hundred Sixty Thousand and no/100 Dollars ($10,760,000.00). In connection with the foregoing modification of the Purchase Price, Exhibit "H" to the Contract is hereby deleted in its entirety, and Exhibit "H" attached hereto and incorporated herein is hereby substituted therefor for all purposes.

2. Extension of Approval Period. Section 4(A) of the Contract is hereby modified to provide that, for the limited purpose of providing Purchaser with additional time to obtain and review (i) a Phase I Environmental Site Assessment of the Property (the "ESA"), and (ii) a Property Condition Report concerning the Property (the "PCR"), the Inspection Period shall be and hereby is extended until 5:00 p.m. central time on July 25, 2008 (as so extended, the "Extended Inspection Period"). In the event that Purchaser, in its sole discretion, is not satisfied with either or both of the ESA and/or the PCR, then Purchaser shall be entitled to terminate the Contract by providing written notice of such termination to Seller prior to the expiration of the Extended Inspection Period, whereupon the Earnest Money shall be delivered to Buyer, without the consent or joinder of Seller being required, and Seller and Buyer shall have no further obligations under the Contract, except as may otherwise be provided therein.

3. Closing Date. Section 7 of the Contract is hereby modified to provide that the Closing shall occur on September 25, 2008, and accordingly, all references to the Closing Date which appear in the Contract shall be deemed to refer to the date September 25, 2008.

4. Miscellaneous.

(a) Seller and Purchaser hereby ratify the Contract in accordance with its terms, as modified hereby.

(b) To the extent not otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Contract.

(c) This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

(d) This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement.

(e) For purposes of this Amendment, signatures delivered by facsimile or electronic mail shall be as binding as originals upon the parties so signing and delivering.

(f) In the event of a conflict between the terms of this Amendment and the terms of the Contract, the terms of this Amendment shall control.

(g) The captions and headings used in this Amendment are for convenience only and do not in any way restrict, modify or amplify the terms of this Amendment or the Contract.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

U-Store-It, L.P., a Delaware limited partnership

By: U-Store-It Trust, its general partner

By: /s/ Christopher P. Marr

Name: Christopher P. Marr

Title: Chief Financial Officer

PURCHASER:

U.S. Commercial LLC, a Virginia limited liability company

By: /s/ H. Michael Schwartz

Name: H. Michael Schwartz

Title: President